Exhibit 5.5
April 12, 2007
British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission
Manitoba Securities Commission
Ontario Securities Commission
Autorité des marches financiers
New Brunswick Securities Commission
Newfoundland and Labrador Department of Government Services,
     Consumer and Commercial Affairs Branch
Prince Edward Island Securities Office
Nova Scotia Securities Commission
Nunavut Registrar of Securities
Northwest Territories Registrar of Securities
Yukon Territory Registrar of Securities
United States Securities and Exchange Commission
Re:     Great Basin Gold Ltd. (the “Company”)
1.	Short Form Prospectus regarding offering of units dated April 12, 2007 (the “Unit Prospectus”); and

2.	Amended Registration Statement on Form F-10 incorporating the Unit Prospectus dated April 12, 2007 (the “Unit Registration Statement”).

In reference to the technical reports titled “Technical Report on the Feasibility Study for the Burnstone Gold Project” and “Revised Technical Report on the Resource Estimate on the Burnstone Property, Mpumalanga Province, South Africa” and “Revised Technical Report Exploration Activities on the Hollister Gold Property, Elko County Nevada” (the “Technical Reports”):
On behalf of Minefill Services, Inc. (“Minefill”), I hereby consent to the use of my name and Minefill’s name in connection with reference to my and Minefill’s involvement in the preparation of the Technical Reports and to references to the Technical Reports, or portions thereof, in the Prospectus and the Registration Statement and to the inclusion and incorporation by reference of the information derived from the Technical Reports in the Prospectus and Registration Statement.
I confirm that I have read the Prospectus and the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained in the Prospectus and the Registration Statement that are derived from the Technical Reports or that are within my knowledge as a result of the services performed in connection with the Technical Reports.
Yours truly,
Minefill Services, Inc.
/s/ David M. R. Stone
David M. R. Stone, P.Eng.